Exhibit 99.1

CONSOLIDATED FINANCIAL STATEMENTS
Sensus Worldwide Limited
Year Ended March 31, 2016
with Independent Auditor’s Report

Sensus Worldwide Limited
Consolidated Financial Statements
Year Ended March 31, 2016

Independent Auditor’s Report

To Management and the Board of Directors of
Sensus Worldwide Limited

We have audited the accompanying consolidated financial statements of Sensus Worldwide Limited and its subsidiaries, which comprise the consolidated balance sheet as of March 31, 2016, and the related consolidated statements of operations, comprehensive income (loss), changes in stockholder’s equity (deficit), and cash flows for the year then ended.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sensus Worldwide Limited and its subsidiaries as of March 31, 2016 and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

June 22, 2016

PricewaterhouseCoopers LLP, Captrust Tower, 4208 Six Forks Road, Suite 1200, Raleigh, NC 27609
T: (919) 791 4000, F: (919) 791 4010, www.pwc.com/us

SENSUS WORLDWIDE LIMITED
CONSOLIDATED BALANCE SHEETS
(in millions, except per share and share data)

March 31
2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents.........................................................................................................................	$46.4
Short-term investments...............................................................................................................................	9.2
Accounts receivable:
Trade, net of allowance for doubtful accounts of $3.0 and $3.3, respectively.......................................	114.8
Inventories, net...........................................................................................................................................	56.2
Prepayments and other current assets.......................................................................................................	16.0
Deferred income taxes................................................................................................................................	31.9
Deferred costs...............................................................................................................................................	5.0
Total current assets...................................................................................................................	279.5
Property, plant and equipment, net.............................................................................................................	106.3
Goodwill and intangible assets, net.............................................................................................................	606.6
Other long-term assets................................................................................................................................	69.8
Total assets...................................................................................................................................	$1,062.2
LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable........................................................................................................................................	$79.7
Accruals and other current liabilities..........................................................................................................	90.8
Deferred revenue...........................................................................................................................................	28.6
Current portion of long-term debt................................................................................................................	5.0
Short-term borrowings..................................................................................................................................	6.2
Total current liabilities..................................................................................................................................	210.3
Long-term debt, less current portion.............................................................................................................	597.1
Pensions.........................................................................................................................................................	82.5
Deferred income taxes...................................................................................................................................	22.4
Deferred revenue...........................................................................................................................................	17.3
Other long-term liabilities..............................................................................................................................	42.5
Total liabilities...........................................................................................................................	972.1
STOCKHOLDER’S EQUITY (DEFICIT):
Common stock, par value $1.00 per share, 12,000 shares authorized, issued and outstanding...............	–
Paid-in capital..............................................................................................................................................	251.6
Accumulated deficit.....................................................................................................................................	(140.0)
Accumulated other comprehensive loss......................................................................................................	(28.0)
Total stockholder’s equity (deficit)..............................................................................................	83.6
Noncontrolling interest...............................................................................................................................	6.5
Total equity (deficit).....................................................................................................................	90.1
Total liabilities and equity............................................................................................................	$1,062.2

The accompanying notes are an integral part of these consolidated financial statements.

SENSUS WORLDWIDE LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions)

Year Ended March 31
2016
Net sales...................................................................................................................................	$860.8
Cost of sales, excluding depreciation.......................................................................................	453.2
Selling, general and administrative expenses, excluding depreciation and amortization.........................................................................................................................	204.1
Depreciation and amortization	56.4
Restructuring expense..............................................................................................................	5.6
Management fees......................................................................................................................	4.6
Operating income (loss)...........................................................................................................	136.9
Other expense (income):
Interest expense, net..............................................................................................................	37.3
Other expense, net.................................................................................................................	0.6
Income (loss) before income taxes......................................................................................	99.0
Income tax (benefit) expense.................................................................................................	(33.6)
Consolidated net income (loss)..............................................................................................	132.6
Less: net income attributable to the noncontrolling interest....................................................	0.8
Net income (loss) attributable to controlling interest.........................................................	$131.8

The accompanying notes are an integral part of these consolidated financial statements.

SENSUS WORLDWIDE LIMITED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in millions)

Year Ended March 31
2016
Net income (loss)..................................................................................................................	$132.6
Other comprehensive income (loss), before tax................................................................
Foreign currency translation adjustments....................................................................	(8.2)
Defined benefit pension plan........................................................................................
Prior service cost adjustment arising during period..................................................	–
Net actuarial gain (loss) adjustment arising during period........................................	7.6
Defined benefit pension plan, net...............................................................................	7.6
Other comprehensive income (loss), before tax...............................................................	(0.6)
Income tax expense related to components of other comprehensive income.......................	–
Other comprehensive loss, net of tax....................................................................................	(0.6)
Comprehensive income (loss).............................................................................................	132.0
Less: comprehensive loss attributable to noncontrolling interest...............................	(0.1)
Comprehensive income (loss) attributable to controlling interest..................................	$132.1

The accompanying notes are an integral part of these consolidated financial statements

SENSUS WORLDWIDE LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY (DEFICIT)
(in millions)

	Common Stock	Paid-in Capital	Accumulate Deficit	Accumulated Other Comprehensive Loss	Total Stockholder’s Equity (Deficit)	Noncontrolling Interest	Total Equity (Deficit)
Balance at March 31, 2015......................................	$—	$251.6	$(271.8)	$(28.3)	$(48.5)	$7.0	$(41.5)
Dividend payable to Joint Venture................	–	–	–	–	–	(0.4)	(0.4)
Other comprehensive income (loss):............
Net income.......................................	–	–	131.8	–	131.8	0.8	132.6
Foreign currency translation adjustment..................................	–	–	–	(7.3)	(7.3)	(0.9)	(8.2)
Defined benefit pension plan adjustment, net of tax of $0.0 million................................	–	–	–	7.6	7.6	–	7.6
Balance at March 31, 2016......................................	$—	$251.6	$(140.0)	$(28.0)	$83.6	$6.5	$90.1

The accompanying notes are an integral part of these consolidated financial statements

SENSUS WORLDWIDE LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

Year Ended March 31
2016
Operating activities:
Consolidated net income (loss)...................................................................................................................	$132.6
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization....................................................................................................................	56.4
Amortization of deferred financing costs and original issue discounts........................................................	3.2
Deferred income taxes ...............................................................................................................................	(40.0)
Loss on divestiture of business ..................................................................................................................	-
Loss on equity investment write down.........................................................................................................	-
Non-cash loss (gain) on foreign currency transactions ..............................................................................	0.4
Other non-cash (gain) loss .........................................................................................................................	(0.3)
Changes in assets and liabilities used in operations, net of effects of acquisitions and divestitures:
Trade accounts receivable..........................................................................................................................	(15.2)
Inventories .................................................................................................................................................	3.3
Prepayments and other current assets ......................................................................................................	(1.9)
Accounts payable, accruals and other current liabilities .............................................................................	(25.2)
Deferred revenue less deferred costs.........................................................................................................	(23.8)
Other non-current assets & liabilities...........................................................................................................	(10.9)
Net cash provided by operating activities .............................................................................................	78.6
Investing activities:
Expenditures for property, plant and equipment, net .................................................................................	(34.3)
Purchases of intangible assets....................................................................................................................	(1.5)
Software development costs ......................................................................................................................	(35.1)
Business acquisitions, net of cash acquired ...............................................................................................	(9.8)
Proceeds from sale of business .................................................................................................................	-
Proceeds from sale of assets .....................................................................................................................	0.2
(Purchase) / sale of short-term investments ..............................................................................................	(8.1)
Net cash used in investing activities ......................................................................................................	(88.6)
Financing activities:
Receipts / (payments) on short-term borrowings, net.................................................................................	0.7
Payments on debt.......................................................................................................................................	(5.3)
Payments of contingent consideration .......................................................................................................	-
Dividend paid to Joint Venture ...................................................................................................................	(0.4)
Net cash used in financing activities .....................................................................................................	(5.0)
Effect of exchange rate changes on cash...................................................................................................	(1.9)
(Decrease) increase in cash and cash equivalents.....................................................................................	(16.9)
Cash and cash equivalents at beginning of year.........................................................................................	63.3
Cash and cash equivalents at end of year .................................................................................................	$46.4
Supplemental disclosures of cash flows:
Cash paid during the period for:
Interest, net ................................................................................................................................................	$34.8
Income taxes, net of refunds.......................................................................................................................	$4.4
The accompanying notes are an integral part of these consolidated financial statements.

SENSUS WORLDWIDE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    DESCRIPTION OF BUSINESS
Sensus Worldwide Limited (the “Company”), is a wholly owned subsidiary of Sensus Worldwide Holdings Limited, together with its subsidiaries, is a leading, global technology provider of advanced utility infrastructure solutions and services. The Company delivers communications, metering, measurement, control and analysis technology that enables companies to more effectively use their distribution networks for the delivery of resources such as water, electricity and natural gas. In addition, the Company produces pipe joining and repair products for water and natural gas utilities and is a supplier of precision-manufactured thin-wall, low-porosity aluminum die castings.
The Company was formed on December 18, 2003 through the acquisition of the metering systems and certain other businesses of Invensys plc (“Invensys”).
2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Basis of Presentation and Preparation
The consolidated financial statements include the accounts of the Company and its wholly and majority owned subsidiaries. Investments in entities in which the Company exercises significant influence, but does not control, are accounted for using the equity method. All intercompany transactions and accounts have been eliminated.

Use of Estimates
The preparation of financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions. Actual results could differ from those estimates.

Cash and Cash Equivalents
Highly liquid investments with original maturity dates of three months or less are classified as cash equivalents.

Short-term investments
As of March 31, 2016, the Company had $9.2 million invested in a bank certificate of deposit with a maturity of less than one year.

Concentration of Credit Risk
Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash and cash equivalents, accounts receivable and short-term investments. The Company deposits cash and cash equivalents with high-quality financial institutions. The Company has deposits in accounts that are federally insured up to prescribed limits. Cash balances may exceed these limits at any given time.

Accounts Receivable
Accounts receivable are recorded for invoices issued to customers in accordance with contractual arrangements. Credit is extended by the Company based upon an evaluation of the customer’s financial position, and collateral generally is not required. The Company provides an allowance for doubtful accounts equal to estimated losses that will be incurred in the collection of receivables. Historically these losses have not been significant and have been within the range of management’s expectations. Estimated losses are based on historical collection experience as well as a review by management of the current status of all receivables. Uncollectible receivables are written off against the allowance for doubtful accounts when approved by management after all collection efforts have been exhausted.

Inventories
Inventories are stated at the lower of cost or market using the first-in, first-out (“FIFO”) method, net of allowance. Market is determined on the basis of estimated realizable values.

SENSUS WORLDWIDE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Property, Plant and Equipment
Property, plant and equipment are stated at cost, net of accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful life of the asset. Leasehold improvements and replacements are capitalized to the extent that they increase the useful economic life or increase the expected economic benefit of the underlying asset and amortized using the straight line method over the shorter of the lease term or economic useful life. Repairs and maintenance expenditures are charged to expense as incurred. In fiscal 2016, $22.4 million of depreciation expense was recorded in the consolidated statements of operations.

Software Development Costs
Software development costs are expensed until technological feasibility is established at which point the costs of producing software products, including coding, testing and design are capitalized in other long-term assets on the consolidated balance sheets. Capitalization ceases when the products are available for sale to customers, and amortization begins when the products are ready for general release. Software development costs are amortized using the straight-line method over the estimated economic life of the software which is estimated at three years. In fiscal 2016, $20.3 million of related amortization expense was recorded in the consolidated statements of operations. Unamortized costs at March 31, 2016 was $51.0 million.
A net realizability test is performed on a product-by-product basis annually or when a triggering event occurs to ensure that the asset value has not been impaired. The unamortized capitalized costs did not exceed the net realizable value as of March 31, 2016, and as such, there was no impairment.

Goodwill and Intangible Assets
Intangible assets are stated at fair value on the date of acquisition. Distributor and marketing relationships, developed technology, tradenames, non-competition agreements, patents, and FCC licenses are amortized on a straight-line basis over their estimated useful lives. Certain tradenames are assumed to have indefinite lives and are not amortized. In fiscal 2016, related amortization expense of $13.7 million was recorded in the consolidated statements of operations.

Goodwill represents the excess of the purchase price paid by the Company for certain acquisitions over the fair value of the net assets acquired. The Company evaluates goodwill at each fiscal year end and also at any other date when events or changes in circumstances indicate that the fair value of a reporting unit is less than its carrying amount.
The Company uses a “qualitative assessment” option or “step zero” to assess goodwill impairment. The Company first assesses whether it is “more likely than not” that the fair value of a reporting unit is less than its carrying amount. If the answer is no, then the fair value of the reporting unit does not need to be measured, and step one and step two, as explained below, are bypassed. In assessing the fair value of a reporting unit, which is based on the nature of business and reporting unit’s current and expected financial performance, the Company uses a combination of factors such as industry and market conditions, overall financial performance, internal forecasts and the entity and reporting unit specific events. For the fiscal year ended March 31, 2016, the Company’s qualitative assessment resulted in a conclusion that there were no factors to indicate that the fair value of any reporting unit exceeded the carrying and thus no impairment existed.
In addition, the Company assesses its tradenames for impairment using the same method as goodwill. For the fiscal year ended March 31, 2016, the Company’s qualitative assessment resulted in a conclusion that there were no factors to indicate that the fair value of the Company’s tradenames exceeded their carrying value and thus no impairment existed.
Deferred Financing Costs
The costs paid to lenders to obtain, re-finance or amend long-term financing are deferred and amortized using the effective interest method over the term of the related debt. Deferred financing costs net of accumulated amortization are included in other long-term assets in the consolidated balance sheets and the amortization expense

SENSUS WORLDWIDE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
is included in interest expense in the consolidated statements of operations. At March 31, 2016, deferred financing costs were $2.9 million. In fiscal 2016, amortization expense of $2.6 million was recorded in the consolidated statements of operations.
In August 2015, the Financial Accounting Standards Board (“FASB”) issued final guidance to ASU 2015-03, Interest – Imputation of Interest (Subtopic 835-30) – Simplifying the Presentation of Debt Issuance Costs which simplifies the presentation of debt issuance costs by requiring debt issuance costs to be presented as a deduction from the corresponding liability, which would make the presentation of debt issuance costs consistent with the presentation of debt discounts or premiums. This guidance is effective for financial statements issued for years beginning after December 15, 2015, and interim periods within fiscal years beginning after December 15, 2016. The Company is currently assessing the impact that ASU 2015-03 will have on these consolidated financial statements.
Long-term Investments
As of March 31, 2016, the carrying value of the Company’s equity method investment was $14.8 million, which is recorded in other long-term assets on the consolidated balance sheet. The Company’s share of gains of $0.3 million in fiscal 2016 is recorded in other expense, net, in the consolidated statement of operations.

Restructuring
The Company’s liability for a cost associated with an exit or disposal activity is recognized and measured initially at its fair value in the period in which the liability is incurred, except for certain qualifying employee termination benefits. Severance and related charges are accrued at the date the restructuring was approved by the Company’s Board of Directors based on an estimate of amounts that will be paid to affected employees in accordance with GAAP.

Warranty
Product warranty reserves are established in the same period that revenue from the sale of the related products is recognized. The amounts of those reserves are based on established terms and the Company’s estimate of the amounts necessary to settle future and existing claims on products sold as of the balance sheet date. Warranty reserves are reflected within accruals and other current liabilities and other long-term liabilities in the consolidated balance sheets.

Income Taxes
The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement basis and the tax basis of the Company’s assets and liabilities using enacted statutory tax rates applicable to future years when the temporary differences are expected to reverse. The Company records a valuation allowance when it determines that it is more likely than not that all or a portion of a deferred tax asset will not be realized.
The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.
The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. The Company accrues interest and penalties related to unrecognized tax benefits in income tax expense in the consolidated statements of operations.
In November 2015, the FASB issued ASU No. 2015-17 Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes (ASU 2015-17), which eliminates the current requirement for organizations present deferred tax assets and liabilities as current and non-current in a classified balance sheet. Instead, organizations will be required to classify all deferred tax assets and liabilities as non-current. ASU 2015-17 is effective for financial statements issued for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018, with early adoption permitted. The Company is currently assessing the impact that ASU 2015-17 will have on these consolidated financial statements.

SENSUS WORLDWIDE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currency
The functional currencies of the Company’s foreign operations are the local currencies. Accordingly, assets and liabilities of the Company’s foreign operations are translated from functional currencies into U.S. dollars at the exchange rates in effect at the balance sheet date while income and expenses are translated at the weighted-average exchange rates for the period. Foreign currency translation adjustments are included in accumulated other comprehensive (loss) income as a separate component of stockholder’s equity (deficit). The Company recognized $1.0 million of realized and unrealized foreign currency losses in fiscal 2016 in the consolidated statements of operations.
Revenue Recognition
The Company has various revenue recognition policies. For product related sales, the Company recognizes revenue according to the terms of sale, primarily upon shipment or receipt by customers, once the sales price is fixed and determinable and collectability is reasonably assured. Service related sales are recognized over the requisite service period.
The Company also has long-term contracts with electric, water and gas utility customers for the deployment of Advanced Metering Infrastructure (“AMI”) technology systems that contain multiple deliverables including hardware, software, services, and ongoing support over a period of time.
When a sale involves multiple deliverables, each deliverable is evaluated to determine the unit of accounting. The entire contract arrangement price is then allocated to each unit of accounting based on the relative selling price. Revenue is recognized when the revenue recognition criteria for each unit of accounting is met. When final acceptance of the product, system, or solution is required, revenue is deferred until all acceptance criteria have been met. Post sale support and maintenance fees and hosting arrangement fees are recognized ratably over the life of the related service contract.
Deferred revenue and associated deferred costs result from long-term contracts whereby the Company has deployed metering infrastructure, shipped product, and/or performed services but for which all revenue recognition criteria have not yet been met. Deferred revenue and related deferred costs are shown separately in the accompanying consolidated balance sheets and are classified as current or long term based on the period such amounts are expected to be recognized.
The Company records reductions to revenue for estimated commitments related to liquidated damages, contractual guarantees and rebate programs. The Company also records reductions to revenue for expected future product returns based on the Company’s historical experience. Any cash incentives or credits on future purchases are recorded as reductions of revenue, and the cost of free products and services are recorded as cost of sales..
In May 2014, the FASB and the International Accounting Standards Board (IASB) issued their convergence standard on revenue recognition. This guidance is effective for the Company beginning in fiscal year 2020, and the Company is currently assessing any impact the adoption this guidance will have on these consolidated financial statements.

Advertising Costs
Advertising costs are charged to selling, general and administrative expenses in the consolidated statements of operations as incurred, and were $6.4 million in fiscal 2016.

Research and Development Costs
Research and development costs are charged to expense in the consolidated statements of operations as incurred, and were $79.3 million in fiscal 2016.

SENSUS WORLDWIDE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Stock-Based Compensation
The Company’s parent, Sensus Worldwide Holdings Limited, has stock options and share grants outstanding with certain key members of management of the Company. These options and shares vest and become exercisable when there is a change in control, an initial public offering occurs or certain service related terms are achieved. Options and shares are forfeited if employment is terminated. The Company recorded no compensation expense for stock-based compensation in fiscal 2016.

Defined Benefit Pension Plans
The Company sponsors a funded U.S. and an unfunded German defined benefit pension plan. Pension benefits in Germany for salaried employees generally are determined by statute based on years of credited service and average earnings. Pension benefits for the German plan for hourly employees generally are based on specified benefit amounts and years of service. Germany does not require companies to fund defined benefit plans. The U.S. defined benefit plan consists of only unionized hourly employees. Pension benefits for the U.S. plan are based on specified benefit amounts and years of service.
The Company recognizes a liability for the projected benefit obligation in excess of plan assets or an asset for plan assets in excess of the projected benefit obligation. The Company also recognizes the actuarial gains or losses and prior service costs or credits, if any, that arise during the period but that are not recognized as components of net periodic benefit cost as a component of other comprehensive income, net of tax.
The Company’s policy is to fund its German and U.S. pension plans in conformity with the funding requirements of laws and governmental regulations applicable in the respective country.

Shipping and Handling Costs
The Company classifies costs associated with shipping and handling activities within selling, general and administrative expenses and amounts billed to customers as revenues in the consolidated statements of operations.

Fair Value of Financial Instruments
The carrying amounts of cash and cash equivalents, trade receivables, short-term investments (Level 2) and trade payables approximated fair values as of March 31, 2016 due to their short-term nature.

At March 31, 2016, the estimated fair value of the Company’s short-term borrowings and revolving loans approximate their carrying values due to their short-term nature and variable-rate interest component. The estimated fair values of the Company’s First Lien Credit Agreement and Second Lien Credit Agreement approximate their carrying values due to the variable-rate interest component. These fair values are calculated using the Level 2 inputs in the fair value hierarchy.

3.	ACQUISITIONS / DIVESTITURES
On November 18, 2015, the Company acquired Sentec for $9.8 million of cash consideration, net of cash acquired. As a result of the acquisition, the Company recorded $8.6 million of patents in intangible assets in its consolidated balance sheet. Sentec is a research organization that develops electronics and sensor technologies for utilities, meter and appliance manufacturers, and infrastructure provider. This acquisition expanded the Company’s global engineering resources in emerging and transformational technologies, including those that support the Internet of Things (IoT).

4.	INVENTORIES
Inventories, net of reserves are summarized as follows (in millions):

2016
Raw materials, parts and supplies.............................................	$32.7
Work in Process........................................................................	5.6
Finished Goods ........................................................................	17.9
Inventories, net ........................................................................	$56.2

SENSUS WORLDWIDE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.	PROPERTY, PLANT AND EQUIPMENT, NET
Property, plant and equipment as of March 31 are summarized as follows (in millions):

	Depreciable Lives	2016
Land, buildings and improvements .........................................	13-50 years	$47.5
Machinery and equipment .......................................................	3-13 years	241.6
Construction in progress ..........................................................	N/A	20.8
Total property, plant and equipment ........................................		309.9
Less accumulated depreciation.............................................		(203.6)
Property, plant and equipment, net ..........................................		$106.3

6.	GOODWILL AND INTANGIBLE ASSETS, NET
Changes to goodwill are summarized as follows (in millions):

Total
Balance as of March 31, 2015
Goodwill ..................................................................................................	483.2
Accumulated impairment losses ..............................................................	(14.4)
$468.8
Sentec acquisition-related adjustment resulting from deferred tax liability	1.6
Balance as of March 31, 2016
Goodwill.......................................................................................................	484.8
Accumulated impairment losses ..............................................................	(14.4)
$470.4

The Company maintains a deferred tax liability related to the difference between the financial reporting basis and tax basis of the AMDS goodwill.
The Company performed its annual goodwill impairment test at the end of fiscal 2016 and determined that no impairment of goodwill existed as of March 31, 2016.

SENSUS WORLDWIDE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6.	GOODWILL AND INTANGIBLE ASSETS, NET (continued)
Intangible assets as of March 31 are summarized as follows (in millions):

2016
Weighted Average Amortization Periods	Cost	Accumulated Amortization
Intangible assets not subject to
amortization:
Goodwill ..................................................    $    470.4    $    –
Tradenames (indefinite lived) ...................        24.8    –
495.2     –
Intangible assets subject to amortization:

Distributor and marketing relationships...	22.7 years	180.5	(97.8)
Developed technology ............................	11.9 years	28.3	(22.6)
Non-competition agreements ..................	n/a	0.5	(0.5)
Patents......................................................	7.9 years	25.8	(14.4)
FCC licenses ............................................	12.2 years	21.7	(10.1)
Tradenames (definite lived) .....................	2.9 years	3.4	(3.4)
		260.2	(148.8)
Total goodwill and intangible assets .......		755.4	(148.8)

Estimated amortization expense of intangible assets for each of the next five fiscal years is summarized as follows (in millions):

Years Ending March 31
2017 ......................................................................	$14.4
2018 ......................................................................	14.4
2019 ......................................................................	11.5
2020 ......................................................................	10.1
2021 ......................................................................	10.0

7.	RESTRUCTURING COSTS

The Company’s restructuring expenses primarily relate to rationalizing its water and heat meter product lines in Europe. Total restructuring expenses are expected to approximate $34.7 million primarily related to employee exit costs and facility closure costs over the life of these programs. Restructuring accruals are reflected within accruals and other current liabilities and other long-term liabilities in the consolidated balance sheets.

SENSUS WORLDWIDE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.    RESTRUCTURING COSTS (continued)
Changes in restructuring accruals as of March 31 are summarized as follows (in millions):

2016
Balance at beginning of year ...................................................................	$3.1
Accrual of new committed/announced programs ....................................	5.6
Cash payments .......................................................................................	(7.2)
Foreign currency translation adjustment.................................................	0.1
Balance at end of year..............................................................................	$1.6
Current portion .........................................................................................	$0.9
Non-current portion ...............................................................................	0.7
Total..........................................................................................................	$1.6

8.	DEBT
The Company’s total indebtedness outstanding as of March 31 is summarized as follows (in millions):

2016
Capital Leases.......................................................................................	$0.3
Short-term borrowings.........................................................................	6.2
First lien credit agreement (A) ..............................................................
Revolving Credit Facility ..................................................................	-
Term loan (net of $0.4 original issue discount) .......................................................................................	452.1
Second lien credit agreement (net of $0.3 original issue discount ) (B)...................................................................................	149.7
Total Debt .............................................................................................	608.3
Less: Current portion ...........................................................................	(11.2)
Long-term debt .....................................................................................	$597.1

(A)
The First Lien Credit Agreement consists of a $100 million Revolving Credit Facility and a $475 million term loan. The Revolving Credit Facility matures on May 9, 2016 and bears interest at LIBOR plus 3.125%. The term loan matures on May 9, 2017 with quarterly payments of principal of $1.2 million due through maturity and the remaining balance due upon maturity. The term loan bears interest at LIBOR plus 3.25% subject to a minimum LIBOR of 1.25%. As of March 31, 2016, there were letters of credit pledged against the revolver totaling $4.3 million.

(B)
The Second Lien Credit Agreement consists of a $150 million term loan, with the full amount of principal payable on May 9, 2018. The second lien term loan bears interest at LIBOR plus 7.25% subject to a minimum LIBOR of 1.25%.

Maturities of long-term debt for the years ending March 31 are summarized as follows (in millions):

2017 ......................................................................	11.2
2018 ......................................................................	447.8
2019 ......................................................................	150.0
Total Debt Maturities ...............................................	609.0
Less Original issue discounts ...................................	(0.7)
Total Debt	$608.3

SENSUS WORLDWIDE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.    DEBT (continued)

The First Lien Credit and Second Lien Credit agreements contain certain covenants that are customarily restricted in such agreements. As of March 31, 2016, the Company was in compliance with all of its financial covenants.

On April 5, 2016, the Company completed its credit facility refinancing whereby proceeds were used to repay the outstanding first lien and second lien term loans. See Note 16, “Subsequent Events”, for further details.

9.	WARRANTY OBLIGATIONS
Changes in product warranty reserves as of March 31 are summarized as follows (in millions):

2016
Balance at beginning of year ..........................................................	$19.1
Warranty provision .........................................................................	10.2
Settlements made ........................................................................	(6.7)
Foreign currency translation adjustment.........................................	0.1
Balance at end of year.....................................................................	$22.7

10.	LEASES

Operating Leases
The Company leases certain offices, warehouses, manufacturing facilities, automobiles, and equipment. Generally, these leases carry renewal provisions. The Company recognizes rent expense for operating leases as incurred. Certain operating leases include rent escalation clauses, and the rent expense is recognized on a straight- line basis over the applicable lease term. Rent expense for operating leases was $6.7 million for the year ended March 31, 2016.
Future minimum lease payments, by fiscal year and in the aggregate, under operating leases as of March 31, 2016 are summarized as follows (in millions):

2017...........................................................................	4.8
2018...........................................................................	4.3
2019...........................................................................	3.0
2020...........................................................................	2.5
2021...........................................................................	1.5
Thereafter..................................................................	1.6
Total ..........................................................................	$17.7

Capital Leases
The Company leased certain equipment classified as capital leases beginning in fiscal 2014. As of March 31, 2016, the gross amount of assets recorded under capital leases was $1.7 million and the accumulated amortization thereon was $1.4 million, recorded within property, plant and equipment, net in the consolidated balance sheet.

SENSUS WORLDWIDE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.    LEASES (continued)
Future minimum lease payments, by fiscal year and in the aggregate, under capital leases and the present value of minimum lease payments as of March 31, 2016 are summarized as follows (in millions):

2017.............................................................................................	$0.2
2018.............................................................................................	0.1
Present value of minimum lease payments (A) ..........................	0.3

(A)
The Company has recorded $0.2 million and $0.1 million in current portion of long-term debt and long- term debt, less, current portion, respectively, in the consolidated balance sheet at March 31, 2016

11. RETIREMENT BENEFITS

Defined Benefit Plans

The net projected benefit obligation and its components as of March 31 are summarized as follows (in millions):

	German Pension Plan	U.S. Pension Plan

	2016	2016
Benefit obligation at end of year .............................	$80.5	$13.2
Fair value of plan assets at end of year ...................	N/A	8.6
Underfunded status at end of year...........................	80.5	4.6

Employer contributions ...........................................	N/A	0.5
Benefits paid on benefit obligation .........................	(2.4)	(0.3)

Liability on balance sheet consists of:
Current pension liability .....................................	$2.6	$0.0
Long-term pension liability .............................	77.9	4.6
Liability on balance sheet..............................................	$80.5	$4.6

Amounts recognized in accumulated other comprehensive loss:
Actuarial loss ...................................................	$28.4	$3.2
Unrecognized prior service cost .....................	1.5	0.2
Total in accumulated other comprehensive loss	$29.9	$3.4

The significant actuarial weighted-average assumptions used to determine benefit obligations for the benefit plans for the years ended March 31 are as follows:

	German Pension Plan	U.S. Pension Plan
	2016	2016
Discount rate ........................................	1.94%	3.85%
Rate of compensation increase .............	2.25%	N/A

SENSUS WORLDWIDE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Expected benefit payments under the Company’s German and U.S. pension benefit plans are summarized as follows (in millions):

	Germany	U.S
2017 ............................................................................................	2.6	0.4
2018 ............................................................................................	2.6	0.5
2019 ............................................................................................	2.8	0.6
2020 ............................................................................................	2.8	0.6
2021 ............................................................................................	2.9	0.7
Five years, collectively, thereafter ..................................................	15.6	4.3
The Company makes contributions to its U.S. pension plan in accordance with funding as required by law.
Contributions are anticipated to approximate $0.3 million during fiscal 2017.
The accumulated benefit obligation as of March 31, 2016 is $79.5 million for the German plan and $13.2 million for the U.S. plan.
The Company recorded net periodic benefit costs of $5.9 million and $0.9 million for the German plan and
U.S. plan, respectively, for the fiscal year ended March 31, 2016.
As of March 31, 2016, other changes recognized in Accumulated Other Comprehensive Loss includes ($4.5) million and $0.3 million of net actuarial (gains)/losses, $0.1 million and ($0.1) million of amortization of prior service costs and ($3.1) million and ($0.3) million of amortization of net (gains)/losses for the German plan and U.S. plan, respectively.
Net periodic benefit costs for the fiscal year ended March 31, 2017 are projected to approximate $5.2 million and $0.9 million for the German plan and U.S. plan, respectively. This amount consists of $2.3 million and $0.3 million of amortization of net (gains)/losses of $0.4 million and $0.1 million of amortization of prior service costs for the German plan and U.S. plan, respectively.
The significant actuarial weighted-average assumptions used to determine net periodic benefit cost for the benefit plans for the years ended March 31 are as follows:

	German Pension Plan	U.S. Pension Plan
	2016	2016
Discount rate........................................	1.94%	3.75%
Rate of compensation increase ...........	2.25%	N/A
Expected rate of return on plan assets	N/A	6.75%

The Company’s investment strategy is to build an efficient, well-diversified portfolio based on a long-term strategic outlook of the investment markets. The investment markets outlook utilizes both historical-based and forward-looking return forecasts to establish future return expectations for various asset classes. These return expectations are used to develop a core asset allocation based on the specific needs of the plan. The target asset allocation, in the table below, utilizes multiple investment managers to maximize the plan’s return while minimizing risk.

SENSUS WORLDWIDE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.    RETIREMENT BENEFITS (continued)

	Target Allocation	Allocation at March 31, 2016
Separate Accounts:
Fixed income ...........................................	45%	42%
Large U.S. equity .....................................	9	10
Balanced / Asset Allocation .....................	5	5
Mutual Funds:
International equity ..................................	18	17
Small/Mid U.S. equity .............................	8	9
Fixed Income ............................................	5	6
Balanced / Asset Allocation .....................	5	6
Large U.S. equity.......................................	5	5
Total ...........................................................	100%	100%

The actual asset allocations of the plans approximate the target asset allocations, which are set on an individual plan basis by the boards of trustees. They are the result of the individual plans’ risk assessments. The expected rate of return on plan assets was developed as a weighted average rate based on the target allocation of the plan and the long-term capital market assumptions.
The table below presents information about our plan assets measured and recorded at fair value as of March 31 and indicates the fair value of hierarchy of the inputs utilized by the Company to determine the fair values.
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (i.e., an exit price). There is a fair value hierarchy that categorizes and prioritizes the inputs used to estimate fair value into three levels based upon their observability. The three levels of the fair value hierarchy are defined as follows:

•	Level 1 inputs are unadjusted quoted prices in active markets for identical assets or liabilities.

•
Level 2 inputs are other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices (in non-active markets or in active markets for similar assets or liabilities), inputs other than quoted prices that are observable, and inputs that are not directly observable, but that are corroborated by observable market data.

•
Level 3 inputs are unobservable inputs for the asset or liability. Unobservable inputs shall be used to the extent that observable inputs are not available, allowing for situations in which there is little, if any, market activity for an asset or liability.

Transfers between fair value hierarchy levels are recognized at the end of the reporting period or at the time of change in circumstances that caused the transfer. The Company has no Level 3 measurable assets.

SENSUS WORLDWIDE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.    RETIREMENT BENEFITS (continued)

	Level 1 * (Quoted prices in active markets)	Level 2 ** (Significant other inputs including daily pricing)	Total
Investment option (in millions)	2016	2016	2016
Separate Accounts:

Fixed income .............................................. $    –            $    3.6            $     3.6
Large U.S. equity ........................................    –        0.9         0.9
Balanced/Asset Allocation ..........................    –        0.4      0.4

Mutual Funds:
International equity ...................................	1.5	–	1.5
Small/Mid U.S. equity ..............................	0.8	–	0.8
Large U.S. equity ......................................	0.5	–	0.5
Fixed Income ............................................	0.5	–	0.5
Balanced/Asset Allocation ........................	0.4	–	0.4
Total ...............................................................	$3.7	$4.9	$8.6

*    Level 1 investments represent mutual funds for which a quoted market price is available on an active market.
These investments will primarily hold stocks or bonds, or a combination of stocks and bonds.

**
Level 2 investments represent separate accounts that may invest in a mutual fund(s) or directly into securities, primarily stocks or bonds, or a combination of stocks and bonds. For those that invest in a mutual fund(s), a publicly quoted price is used to determine the net asset value of the pooled separate accounts, which is not publicly quoted. For those that invest directly in securities, the majority of the securities have observable Level 2 pricing inputs, including quoted prices for similar assets in active or non-active markets. Most of the security prices were obtained from a pricing service, Interactive Data Corporation.

Defined-Contribution Savings Plan
The Company sponsors a certain defined contribution savings plan for eligible employees. Total expense related to the plan of $4.0 million for fiscal 2016, was recorded in the consolidated statement of operations.

12.    INCOME TAXES
The components of the income tax expense (benefit) as of March 31 are summarized as follows (in millions):

2016
Current:
United States federal .................................................	$0.1
Non-U.S. ................................................................	5.3
United States state and local......................................	1.0
Total current ...............................................................	6.4
Deferred:
United States federal .................................................	(34.2)
Non-U.S.....................................................................	(0.2)
United States state and local......................................	(5.6)
Total deferred .............................................................	(40.0)
Income tax expense ....................................................	$(33.6)
The primary adjustments between the income tax expense at the U.S federal statutory tax rate of 35% ($34.7 million) and the recorded income tax benefit of $(33.6) million relates to the removal of a $62.7 million valuation allowance that was recorded against the Company’s U.S. deferred tax assets at March 31, 2015.

SENSUS WORLDWIDE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.    INCOME TAXES (continued)
At March 31, 2016 the Company had total deferred tax assets of approximately $162.0 million, primarily arising from net operating losses, book reserves not deductible for tax, deferred revenue recognized for tax purposes, and various income tax credits. Also, the Company had total deferred tax liabilities of approximately $87.3 million, primarily related to differences in the tax and net book values of intangible assets. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, project future taxable income, and tax planning strategies in making this assessment.
In part because we achieved three years of cumulative pretax income in the U.S. federal tax jurisdiction and in the U.K., management determined that there is sufficient positive evidence to conclude that it is more likely than not that additional deferred tax assets of $62.7 million in the U.S. and $1.6 million in the U.K are realizable in the fiscal year ended March 31, 2016.
As a result of the above, the Company has a valuation allowance of $65.2 million against its net deferred tax assets for the fiscal year ended March 31, 2016 resulting in a net change in the valuation allowance of $(61.2) million.
At March 31, 2016, the Company had U.S. federal NOL carryforwards of approximately $19.9 million, which begin to expire after fiscal 2031. At March 31, 2016, the Company had state tax net operating loss carryforwards of approximately $84.2 million as well as foreign NOL carryforwards approximately of $209.4 million, which will begin to expire after fiscal 2017. Of the total foreign NOL carryforwards, approximately $206.2 million, do not expire. Approximately $123.0 million of the foreign NOLs that do not expire reside in Germany. Under current German income tax law, the utilization of NOL carryforwards is limited to one million euros plus 60% of annual taxable income exceeding one million euros.
The Company had U.S. federal alternative minimum tax credit carryforwards of $4.1 million at March 31, 2016, which are available for use indefinitely. Also, the Company had U.S. federal and state research and development tax credit carryforwards of $18.3 million at March 31, 2016, which will begin to expire after the year ending March 31, 2026.
As of March 31, 2016, the Company is subject to U.S. federal income tax examinations for the years ending March 31, 2014 through 2016, U.S. state and local income tax examinations for the years ending March 31, 2012 through 2016 and foreign income tax examinations for generally those same years. Unused U.S. federal NOLs and credit carryforwards from earlier years remain subject to examination. The Company is not presently under audit by the U.S. Internal Revenue Service.
We generally do not provide income taxes on the undistributed earnings of foreign subsidiaries because such earnings are intended to be reinvested indefinitely to finance foreign business activities. Those additional foreign earnings could be subject to additional tax if remitted, or deemed remitted, as a dividend; however, it is not practical to estimate the additional amount, if any, of taxes payable. Taxes are provided as necessary with respect to earnings that are not permanently reinvested.
As of March 31, 2016, the Company recorded no charges for interest and penalties. For fiscal year 2016, the Company recognized no interest and penalties in connection with tax matters in the consolidated statements of operations. Interest and penalties related to unrecognized tax benefits are recognized as a component of the Company’s income tax provision. The Company is not expecting any significant changes to net unrecognized tax benefits within the next 12 months. The total amount of net unrecognized tax benefits that, if recognized in a future period, would affect the effective tax rate was $1.4 million as of March 31, 2016.

SENSUS WORLDWIDE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13.	RELATED-PARTY TRANSACTIONS
On December 18, 2003, The Company entered into a management services agreement with The Jordan Company, L.P., an affiliate of the controlling shareholder, for advisory and consulting services related to corporate management, finance, product strategy, investment, acquisitions and other matters relating to the business of the Company. Under the terms of the agreement, the Company agreed to pay a fee equal to the greater of $2.0 million per year, or 2.5% of EBITDA (as defined in the Credit Agreement), plus out-of-pocket expenses. In fiscal 2016, the Company recorded expenses associated with these fees of $4.6 million. This agreement will remain in effect until December 2016, at which time it will automatically renew for one year unless canceled by either party.
In December 2004, the Company formed a joint venture in Algeria with a manufacturer of various types of meters and a water utility customer. The Company’s customer, Algérienne Des Eaux (“ADE”), owns 15% of the joint venture. Sales to ADE in fiscal 2016 were approximately $6.7 million, representing 68% of total sales in Algeria. Terms of these sales to ADE are unchanged from the arrangement prior to the formulation of the joint venture.

14. COMMITMENTS AND CONTINGENCIES Workforce
Approximately 9.4% of the Company’s labor force in the Americas and Europe is covered by collective bargaining agreements as of March 31, 2016. The Company’s facility in Uniontown, PA has a five-year agreement with the United Steel Workers of America that expires on February 24, 2018. The Texarkana, AR facility has a three-year agreement with the United Steelworkers of America that expires on March 26, 2017. The European operations have a five-year agreement with ZZO OZ KOVO CHIRANA-PREMA in Slovakia that expires on December 31, 2020. Additionally, the German unionized workforce that is represented by IG Metall has a current agreement that expires on December 31, 2017.
Guarantees and Indemnifications
The Company has entered into various agreements that require letters of credit for financial assurance purposes. These letters of credit typically provide a guarantee to the customer for future performance, which usually covers the installation phase of a contract and may on occasion cover the operations and maintenance phase of outsourcing contracts. These letters of credit are available to fund the payment of such obligations. At March 31, 2016 the Company had $4.3 million of letters of credit outstanding that had not been drawn upon with expiration dates ranging from one month to 12 months.

Contingencies
The Company is, from time to time, involved in various unresolved legal actions, administrative proceedings and claims in the ordinary course of its business involving product liability, product warranty, property damage, insurance coverage, intellectual property and environmental matters. Although it is not possible to predict with certainty the outcome of these unresolved legal actions or the range of possible loss or recovery, based upon current information, management believes dispositions of these matters are not expected to have a material effect on the financial position or results of operations of the Company.
The Company is subject to potential asserted and unasserted claims related to possible design defects in certain products. As of March 31, 2016, the Company recorded liabilities of $23.3 million and $19.1 million in accruals and other current liabilities and other long term liabilities, respectively, on the consolidated balance sheets. These amounts are offset by an expected net inventory recovery of $2.1 million in inventory, net, on the consolidated balance sheet.
During fiscal 2016, as a result of lower than expected failure rates, the Company reduced its liabilities by
$27.3 million. A corresponding reduction to cost of sales, excluding depreciation in the consolidated statement of operations of $27.3 million was recognized to account for the change in estimate for these liabilities.

SENSUS WORLDWIDE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14.	COMMITMENTS AND CONTINGENCIES (continued)
Environmental Matters
The Company is aware of known contamination at certain of its United States facilities, as a result of historic releases of hazardous materials. The former owner of these sites is investigating, remediating and monitoring these properties. The Company is obligated to reimburse the former owner for a portion of cash paid on the remediation plus interest on cash paid at all sites. The Company is unable to estimate the amount of such costs at this time. Based on information currently available, the Company believes that future environmental compliance expenditures will not have a material effect on its financial position or results of operations, and has established allowances the Company believes are adequate to cover potential exposure to environmental liabilities.

15.	OTHER COMPREHENSIVE (LOSS) INCOME
Changes in accumulated other comprehensive (loss) income as of March 31 are summarized as follows (in millions):

	Pension Benefit Plans, Net of Tax	Foreign Currency Translation	Total
Balance March 31, 2015 ...........................	$(43.8)	$15.5	$(28.3)
Foreign currency translation adjustment	–	(7.3)	(7.3)
Net actuarial gain adjustment .................	7.6	–	7.6
Prior service credit adjustment ...............	–	–	–
Balance March 31, 2016 ............................	$(36.2)	$8.2	$(28.0)

16.	SUBSEQUENT EVENTS
On April 5, 2016, the Company completed a refinancing of its debt by securing a new $700.0 million credit facility, comprised of a five-year $75.0 million senior secured first lien revolving credit facility, which matures in April 2021, and a seven-year $625.0 million senior secured first lien term loan, which matures in April 2023. The revolving credit facility bears interest at LIBOR plus 5.0% (no minimum LIBOR) and the term loan bears interest at LIBOR plus 5.5% subject to a minimum LIBOR of 1.0%. Proceeds from the new credit facility were used to repay the Company’s $452.5 million outstanding first lien term loan that would have matured in May 2017 and $150.0 million second lien term loan that would have matured in May 2018.
The Company has reviewed subsequent events through June 22, 2016, which represents the date that the financial statements were available to be issued.